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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  May 4th, 2000
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                              eVentures Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            DELAWARE                      33-19435               75-2233445
 (State or Other Jurisdiction of       Commission File        (I.R.S. Employer
 Incorporation or Organization)            Number            Identification No.)




   300 Crescent Court, Suite 800
           Dallas, Texas                                   75201
-----------------------------------------    ----------------------------------
 (Address of Principal Executive Offices)               (Zip Code)



                                  214-777-4100
               --------------------------------------------------
               Registrant's telephone number, including area code





                         One Evertrust Plaza, 8th Floor
                          Jersey City, New Jersey 07302
--------------------------------------------------------------------------------
          (Former Name or former Address, if Changed Since Last Report)


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Item 5. Other Events.



         On May 4th, 2000, we completed a $13 million investment in PhoneFree.com, Inc. (formerly known as i2v2.com, Inc.). We purchased a total of 1,856,199 shares of newly-issued Series A Cumulative Convertible Preferred Stock of PhoneFree in exchange for cash of $10 million and the cancellation of $3,035,671 of indebtedness owed by PhoneFree to us under our March 2nd, 2000 bridge loan to PhoneFree. The PhoneFree preferred stock that we purchased carries a 7% cumulative dividend, is convertible into 1,856,199 shares of PhoneFree common stock, and votes with the PhoneFree common stock on all matters. We also received the right to appoint an additional director to the board of directors of PhoneFree. As part of our investment in PhoneFree, we also received a four-year warrant to purchase 100,000 shares of PhoneFree common stock at $7.11 per share.

         The general terms of PhoneFree.com's private placement were announced in a press release dated May 11, 2000, a copy of which is filed as an exhibit to this Report and is incorporated by reference into this Report as if set forth herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Business Acquired

               None.

          (b)  Pro Forma Financial Information

               None.

          (c)  Exhibits.

          99.1 Press Release, dated May 11, 2000.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

eVentures Group, Inc.

May 11th, 2000

By /s/ STUART J. CHASANOFF
  ------------------------------------------------
   Name:  Stuart J. Chasanoff
   Title: Senior Vice President, Corporate Development and Legal Affairs.



                                      -3-
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                                INDEX TO EXHIBITS

     EXHIBIT
      NUMBER           DESCRIPTION
     -------           -----------
     99.1              Press Release, dated May 11, 2000.